CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm", "Financial Statements and Experts", and "Representations and Warranties" and to the use of our reports dated October 17, 2007 with respect to Advantage Funds, Inc.—Dreyfus Premier Future Leaders Fund and November 27, 2007 with respect to Dreyfus Premier Stock Funds—Dreyfus Premier Small Cap Equity Fund, which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Premier Stock Funds.

/S/ ERNST & YOUNG LLP

New York, New York

July 2, 2008